Exhibit 99.5
                                    [FORM OF]
                             SUBSCRIPTION AGREEMENT

                            WHITE RIVER CAPITAL, INC.

                           FOR SHARES OF COMMON STOCK
               OFFERED PURSUANT TO A SUBSCRIPTION OFFERING MADE TO
             SHAREHOLDERS OF RECORD OF UNION ACCEPTANCE CORPORATION
                           ON _________________, 2005


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                        ---------------------------------
                                 Name of Holder

                        ---------------------------------

                        ---------------------------------

                                     Address

----------------------------                        ----------------------------
SHARES ELIGIBLE TO SUBSCRIBE                        RECORD DATE SHARES OF
                                                     UAC COMMON STOCK

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                                   BACKGROUND

A.   White  River  Capital,  Inc.,  an Indiana  corporation  ("White  River") is conducting a subscription offering (the "Subscription Offering") which entitles each shareholder of record of Union Acceptance Corporation ("UAC"), as of the close of business on _________________________, 2005
     (the "Record Date") (who will become a holder of common stock of White River (the "White River Common Stock") upon completion of the share exchange (the "Share Exchange") described in the Proxy Statement/Prospectus (defined below)) to subscribe for and purchase shares of White River Common Stock in proportion to the shareholder's ownership of common stock of UAC outstanding on the Record Date. White River is offering to sell up to 3,500,000 shares of White River Common Stock (the "Maximum Offering") upon subscription by the UAC shareholders and to certain standby purchasers.

B. White River has filed with the Securities and Exchange Commission a registration statement on Form S-1 and Form S-4 and any supplements or amendments thereto (the "Registration Statement") with respect to the Offering, and the Commission has declared the Registration Statement effective. White River has furnished to the Subscriber a copy of the Proxy Statement/Prospectus under the Registration Statement dated _________, 2005 (the "Proxy Statement/Prospectus").

C. The subscriber named on the signature page (the "Subscriber") desires to subscribe for shares in the Subscription Offering, and White River desires to sell such shares to Subscriber, as set forth below.

D. Subscriber is entitled to purchase the number of whole shares of White River Common Stock equal to Subscriber's ownership percentage of UAC common stock as of the Record Date (the "Ownership Percentage") times the total shares of White River Common Stock being offered to UAC shareholders in the Subscription Offering (the "Basic Subscription Amount"). Set forth below Subscriber's signature to this Subscription Agreement (the "Agreement") is the number of shares of UAC common stock held by Subscriber as of the Record Date, and the number of shares of White River Common Stock for which Subscriber is entitled to subscribe pursuant to the Basic Subscription Amount.

E. Subscriber may be entitled to purchase additional shares of White River Common Stock in the offering on the terms and conditions set forth below.

The Subscriber hereby agrees, represents and acknowledges as follows:

1) BASIC SUBSCRIPTION AMOUNT.

     (a) Subscriber hereby irrevocably subscribes to purchase shares of White River Common Stock as indicated on Schedule 1 to this Agreement, on the terms and subject to the conditions set forth in this Agreement and the Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

     (b) If the number of shares required to satisfy Basic Subscription Amounts of all subscribers in the Subscription Offering and required minimum allocations to standby purchasers exceeds the Maximum Offering, the board of directors of White River will decrease on a pro rata basis the number of shares allocated to satisfy Basic Subscription Amounts.

2) OVERSUBSCRIPTION AMOUNT.

     (a) Subscriber hereby irrevocably subscribes to purchase additional shares of White River Common Stock in the offering (the "Oversubscription Amount") if and as indicated on Schedule 1 to this Agreement, on the terms and subject to the conditions set forth in this Agreement and the Proxy Statement/Prospectus.

     (b) Subscriber's Oversubscription Amount is subject to the following conditions:

          (i) If Subscriber has not subscribed for its full Basic Subscription Amount, Subscriber will not be entitled to purchase shares in respect of Subscriber's Oversubscription Amount.

          (ii) Additional shares will only be available to allocate in respect of Subscriber's Oversubscription Amount to the extent that the sum of
          (1) the total number of shares allocated is less than the Maximum Offering in respect of Basic Subscription Amounts and (2) the minimum purchase commitments granted to standby purchasers in the Subscription Offering is less than the Maximum Offering.

          (iii) To the extent that additional shares are available to allocate to Oversubscription Amounts, but are not sufficient to honor all duly subscribed Oversubscription Amounts, the available shares will be prorated and Subscriber will be allocated the portion of the total shares available for Oversubscription Amounts equal to Subscriber's Ownership Percentage as a percent of the aggregate Ownership Percentages of all shareholders seeking Oversubscription Amount allotments. If the foregoing proration results in Subscriber being allocated a greater number of shares than Subscriber subscribed for, then Subscriber will be allocated only the number of shares for which Subscriber subscribed and the remaining shares will be allocated among all other subscribers purchasing Oversubscription Amounts.

     (c) Notwithstanding anything to the contrary contained or implied herein, without the prior written consent of White River, White River shall not be obligated to issue to Subscriber any shares to the extent such shares, when aggregated with other shares of White River Common Stock benefically owned by Subscriber, would cause Subscriber's ownership percentage of White River Common Stock after completion of the Subscription Offering to exceed the greater of (1) 4.9% of the White River Common Stock outstanding or (2) the percent equal to Subscriber's Ownership Percentage.

3) PRICE; DELIVERY AND PAYMENT.

     (a) The subscription price is $10.00 per share (the "Subscription Price"), payable to Computershare Trust Company of New York (the "Subscription Agent") by check, bank draft, U.S. postal money order or wire transfer, as set forth on Schedule 1.

     (b) This Subscription Agreement (or a Notice of Guaranteed Delivery) must be received by the Subscription Agent, together with payment in full of the Subscription Price by 5:00 p.m., Eastern Daylight Time, on ______________, 2005 (unless extended in the sole discretion of White River) (as it may be extended, the "Expiration Date"). If this Agreement is not delivered prior to the Expiration Date, this Agreement will be null and void.

     (c) Any subscription for shares of White River Common Stock in the Subscription Offering made by this Agreement is irrevocable.

4) LIMITED TRANSFER OF SUBSCRIPTION OPPORTUNITY.

     (a) Subscriber's opportunity to subscribe pursuant to this Agreement may only be transferred to Subscriber's (or if Subscriber is a broker, dealer or nominee, the beneficial owner's) Affiliate or Related Party (as such terms are defined in Schedule 2) by duly completing Schedule 2, as described in the "Instructions for Subscribing for Shares of White River Capital, Inc." delivered to Subscriber with this Agreement and in the Proxy Statement/Prospectus.

     (b) If the number of transferred Subscriptions would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with the transferred Subscriptions.

     (c) If the shares being subscribed for pursuant to the Basic Subscription Amount or being transferred do not constitute all of the shares for which Subscriber is eligible to subscribe under this Subscription Agreement, Subscriber must instruct the Subscription Agent in Schedule 1 below as to the method of delivery of new Subscription Agreement(s).

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5) REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SUBSCRIBER.

     Subscriber hereby represents, warrants and agrees as follows:

     (a) Subscriber has been advised that the White River Common Stock is subject to certain restrictions on transfer and ownership contained in White River's Articles of Incorporation and certain ownership disclosure obligations contained in White River's Code of By-Laws, which are included in the Proxy Statement/Prospectus. Subscriber hereby agrees to comply with and be bound by such restrictions and obligations as are set forth in White River's Articles of Incorporation and Code of By-Laws, as amended from time to time.

     (b) The Oversubscription Amount for which Subscriber is subscribing as set forth on Schedule 1 will not cause Subscriber's beneficial ownership percentage (determined based on economic interests held by or attributable to Subscriber) after completion of the Subscription Offering to exceed the greater of (1) 4.9% of White River Common Stock outstanding or (2) the percent equal to Subscriber's Ownership Percentage.

     (c) As of the date of this Agreement, Subscriber beneficially owns the number of shares of White River Common Stock set forth on the signature page (giving effect to the Share Exchange). As of the Record Date, Subscriber beneficially owned the number of shares of UAC common stock set forth on Schedule 1 as Subscriber's "UAC Record Date Holdings."
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6)   GOVERNING  LAW.  This  Agreement  shall be governed  by, and  construed  in accordance with, the laws of the State of Indiana (excluding principles of conflicts of laws) in effect at the time of the execution hereof.

7) HEADINGS. The section headings or other captions contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8) INCORPORATION BY REFERENCE. The Proxy Statement/Prospectus and the Schedules 1, 2 and 3 attached to this Agreement be deemed incorporated by reference into this Agreement and shall be a part of this Agreement for all purposes.

9) ENTIRE AGREEMENT. This Agreement and the Forms attached to this Agreement represent the entire understanding of the parties with respect to the matters addressed in this Agreement and supersede all prior written and oral understanding concerning the subject matter of this Agreement.

SUBSCRIBER MUST COMPLETE AND EXECUTE THIS SCHEDULE 1 AND DELIVER THIS AGREEMENT, INCLUDING THE COMPLETED SCHEDULE 1, TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE IN ORDER TO VALIDLY SUBSCRIBE FOR SHARES IN THE SUBSCRIPTION OFFERING.

                                   SCHEDULE 1

1. SUBSCRIPTION: The undersigned hereby irrevocably subscribes for shares of White River Common Stock as indicated below, on the terms and subject to the conditions specified in this Subscription Agreement and the Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

(a) Number of shares subscribed for pursuant to
    the Basic Subscription Amount:                ____ X $10.00 = $____ payment

(b) Number of shares subscribed for pursuant to
    the Oversubscription Amount:                  ____ X $10.00 = $____ payment*



*Subscriber may not subscribe for subscriber's Oversubscription Amount unless subscriber's Basic Subscription Amount has been fully subscribed.

(c) Total Subscription (sum of payment amounts on lines (1a) and (1b))
                                                          = $________ payment.**

** See Section 5(b) of the Subscription Agreement.

2. METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

     [ ] Check, bank draft, or U.S. postal money order payable to "Computershare Trust Company of New York, as Subscription Agent" or

     [ ] Wire transfer directed to Harris Trust and Savings Bank, Chicago, IL, ABA No. 071000288, for the account of Computershare Trust Company of New York, as Subscription Agent for White River, for further credit to Account No. 227-938-8 (telephone number: (212) 701-7600).

3. TRANSFER OF SUBSCRIPTION: If the shares being subscribed for pursuant to the Basic Subscription Amount do not constitute all of the shares for which the undersigned is eligible to subscribe under the Subscription Agreement (check only one):

     [ ] Deliver to the undersigned a new Subscription Agreement evidencing the remaining shares of White River Common Stock for which the undersigned is entitled to subscribe.

     [ ] Deliver a new Subscription  Agreement in accordance with the Schedule 2
instructions   of  the  undersigned   (which  include  any  required   signature
guarantees).

     [ ] Do not deliver any new Subscription Agreements to me.

4. GUARANTEED DELIVERY:

     [ ] Check here if shares are being subscribed for pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

         Name(s) of Registered Subscriber(s) ________________________________
         Window Ticket Number (if any) ______________________________________
         Date of Execution of Notice of Guaranteed Delivery _________________ Name of Institution Which Guaranteed Delivery ______________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, Subscriber shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Amount is not specified and the amount enclosed or transmitted exceeds in aggregate the Subscription Price for all shares represented by this Subscription Agreement (the "Subscription Excess"), Subscriber shall be deemed to have subscribed for the Oversubscription Amount, to the extent available, up to that number of shares of White River Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Proxy
Statement/Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

5. HOLDINGS

(a) Record Date holdings of UAC Common Stock:                    ________shares

(b) UAC Record Date Percentage [(5a) divided by 31,019,150]:     ________%

(c) Basic Subscription Amount [(5b) times 3,500,000]:            ________shares

(d) Number of shares of White River Common Stock beneficially owned by the undersigned as of the date hereof
    (giving effect to the Share Exchange):                       ________shares*

    * TO BE COMPLETED BY HOLDER




Subscriber's Signature ______________________     Address:  ____________________
Name:                  ______________________               ____________________
                                                            ____________________
                                            Telephone No.  (___)________________

SUBSCRIBER MUST COMPLETE AND EXECUTE THIS SCHEDULE 2 AND DELIVER THIS AGREEMENT, INCLUDING THE COMPLETED SCHEDULE 2, TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE IN ORDER TO VALIDLY TRANSFER THE SUBSCRIPTIONS REPRESENTED HEREBY.

                                   SCHEDULE 2

TO TRANSFER SOME OR ALL OF YOUR SUBSCRIPTIONS TO AN AFFILIATE OR RELATED PARTY.

The Subscriptions are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust or other business entity that directly, or indirectly, through one or more intermediaries, controls the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner and/or one or more Related Parties of the beneficial owner, (3) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (4) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

(a) TO BE COMPLETED BY SUBSCRIBERS OTHER THAN BROKERS, DEALERS AND OTHER NOMINEES. The undersigned Subscriber hereby certifies to White River and Computershare Trust Company of New York that the transferee identified below is an Affiliate or Related Party of the Subscriber. The undersigned Subscriber hereby instructs Computershare Trust Company of New York to issue to the transferee indicated below a new Subscription Agreement for the number of Shares indicated below and to the address indicated below. If no address is provided below, then the Subscription Agreement representing transferred Subscriptions will be returned to the address of the holder.

         Name of Transferee: ________________________________________________

         Address of Transferee:  ____________________________________________

                                 ____________________________________________

                                 ____________________________________________


         Number of Shares Eligible to Subscribe to be Transferred: _____________

         --------------------------------------
         Subscriber's Signature

         (Please  sign  exactly as your name
         appears above.  Joint owners should
         each   sign    personally.    Where
         applicable,  please  indicate  your
         official position or representative
         capacity.)

         YOU MUST HAVE YOUR SIGNATURE GUARANTEED BY AN ELIGIBLE INSTITUTION, AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF YOU WISH TO HAVE YOUR SUBSCRIPTIONS TRANSFERRED. See the Instructions for Subscribing for Shares of White River Capital, Inc.

Authorized Signature:                        Name of Firm:

------------------------------------         -----------------------------------


Name: ____________________________      Title: ________________________________

Address: _________________________      Phone: ________________________________

(b) TO BE COMPLETED BY BROKERS, DEALERS AND OTHER NOMINEES. The undersigned broker, dealer or nominee hereby certifies to White River and Computershare Trust Company of New York that the beneficial owner of the Subscriptions hereby transferred has duly certified to the undersigned, White River and Computershare Trust Company of New York that the transferee identified below is an Affiliate or Related Party of the beneficial owner and has instructed the undersigned broker, dealer or nominee and Computershare of New York to issue to the transferee indicated below a new Subscription Agreement evidencing the Subscriptions in the amount indicated below. On behalf of such beneficial owner, the undersigned broker, dealer or nominee hereby instructs Computershare Trust Company of New York to issue to the transferee indicated below a new Subscription Agreement for the number of Shares indicated below and to the address indicated below. If no address is provided below, then the Subscription Agreement representing transferred Subscriptions will be returned to the address of the broker, dealer or nominee of the beneficial owner.

         Name of Transferee: ________________________________________________

         Address of Transferee:  ____________________________________________

                                 ____________________________________________

                                 ____________________________________________


         Number of Shares Eligible to Subscribe to be Transferred: _____________

         --------------------------------------
         Subscriber's Signature

         (Please  sign  exactly as your name
         appears above.  Joint owners should
         each   sign    personally.    Where
         applicable,  please  indicate  your
         official position or representative
         capacity.)

         YOU MUST HAVE YOUR SIGNATURE GUARANTEED BY AN ELIGIBLE INSTITUTION, AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF YOU WISH TO HAVE YOUR SUBSCRIPTIONS TRANSFERRED. See the Instructions for Subscribing for Shares of White River Capital, Inc.

Authorized Signature:                        Name of Firm:

------------------------------------         -----------------------------------


Name: ____________________________      Title: ________________________________

Address: _________________________      Phone: ________________________________

SUBSCRIBER MUST COMPLETE AND EXECUTE THIS SCHEDULE 3 AND THE COMPLETED FORM 3 MUST ACCOMPANY SUBSCRIBER'S SUBSCRIPTION AGREEMENT UPON DELIVERY TO THE SUBSCRIPTION AGENT IN ORDER TO VALIDLY CHANGE THE ADDRESS FOR MAILING OF STOCK OR NEW SUBSCRIPTION AGREEMENT(S).

                                   SCHEDULE 3

DELIVERY INSTRUCTIONS: Address for mailing of shares of White River Capital, Inc. Stock or a new Subscription Agreement in accordance with the Proxy
Statement/Prospectus, if different from the address shown at the beginning of this Subscription Agreement.

         Name: ________________________________________________

         Address:  ____________________________________________

                   ____________________________________________

                   ____________________________________________